As filed with the Securities and Exchange Commission on June 9, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ADVANCIS PHARMACEUTICAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	20425 Seneca Meadows Parkway Germantown, Maryland 20876 (Address of Principal Executive Offices) (Zip Code)	52-2208264 (I.R.S. Employer Identification No.)

Amended and Restated Advancis Pharmaceutical Corporation Stock Incentive Plan
(Full Title of the Plan)

Edward M. Rudnic, Ph.D.
President and Chief Executive Officer
Advancis Pharmaceutical Corporation
20425 Seneca Meadows Parkway
Germantown, Maryland 20876
(Name and address of agent for service)

Telephone number, including area code, of agent for service:
(301) 944-6600
CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount	Proposed Maximum	Proposed Maximum
Securities	To Be	Offering Price	Aggregate Offering	Amount of
To Be Registered	Registered(1)(2)	Per Share(2)	Price(2)	Registration Fee
Common Stock, $0.01 par value per share	1,500,000	$3.03	$4,545,000	$486.32

(1)	Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.

(2)	Pursuant to Rules 457(h) and 457(c), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant’s common stock on the Nasdaq National Market on June 8, 2006.

EXPLANATORY STATEMENT
               This Form S-8 Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) by Advancis Pharmaceutical Corporation, a Delaware corporation (the “Company”), in order to register 1,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable upon exercise of options granted or to be granted under the Amended and Restated Advancis Pharmaceutical Corporation Stock Incentive Plan (the “Plan”). On October 15, 2003, the Company filed with the Commission a Registration Statement on Form S-8 (Registration No. 333-109728) registering up to 4,567,679 shares of Common Stock issuable under the Plan (the “Initial Registration Statement”). On August 6, 2004, the Company filed with the Commission a Registration Statement on Form S-8 (Registration No. 333-118003) registering up to an additional 1,250,000 shares of Common Stock issuable under the Plan (such registration statement, together with the Initial Registration Statement, being hereinafter referred to as the “Prior Registration Statements”). With the addition of 1,500,000 shares pursuant to this Registration Statement, the total number of shares now registered for issuance pursuant to the Plan is 7,317,679. Pursuant to General Instruction E of Form S-8, the Company hereby incorporates by reference in this Registration Statement all contents of the Prior Registration Statements, including the exhibits thereto.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
               The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
               The following documents filed with the Commission are hereby incorporated by reference:
a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005; and

b)	The description of the Company’s Common Stock in the Registrant’s registration statement on Form 8-A dated October 9, 2003, File No. 0-50414 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including all amendments or reports filed with the Commission for the purpose of updating such description.
               All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and be a part hereof from the date of filing of such documents.
               Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.
               Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.
          Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding, provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A similar standard of care is applicable in the case of actions by or in the right of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought determines that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the Delaware Court of Chancery or other court shall deem proper.
               The Registrant’s certificate of incorporation and bylaws provide that the Registrant will indemnify and advance expenses to the Registrant’s directors, officers and employees to the fullest extent permitted by Delaware law in connection with any threatened, pending or completed action, suit or proceeding to which such person was or is a party or is threatened to be made a party by reason of the fact that he or she is or was a director, officer or employee of the Registrant, or is or was serving at the Registrant’s request as a director, officer, employee or agent of another corporation or enterprise. The Registrant has entered into indemnification agreements with each of the Registrant’s directors and executive officers that provide them with rights to indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law.
          Section 102(b)(7) of the DGCL provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director’s fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Registrant’s Restated Certificate of Incorporation contains such a provision.
               The Registrant maintains directors’ and officers’ liability insurance to insure the Registrant’s directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.
               The following documents are filed as Exhibits hereto:

Exhibit
Number	Description
4.1	Certificate of Incorporation of the Registrant, as amended (incorporated by reference from the Registrant’s Registration Statement on Form S-1) (File No. 333-107599)

4.2	Amended and Restated Bylaws of the Registrant, as amended (incorporated by reference from the Registrant’s Registration Statement on Form S-1) (File No. 333-107599)

4.3	Form of Bylaws of the Registrant to be in effect after the closing of the offering made pursuant to the Registration Statement on Form S-1 (incorporated by reference from Exhibit 3.4 of the Registrant’s Registration Statement on Form S-1) (File No. 333-107599)

4.4	Specimen Stock Certificate for shares of Common Stock of the Registrant (incorporated by reference from Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1) (File No. 333-107599)

4.5	Amended and Restated Advancis Pharmaceutical Corporation Stock Incentive Plan (incorporated by reference from Annex B to the Registrant’s Definitive Proxy Statement on Schedule DEF14A) (File No. 0-50414)

5.1	Opinion of Dewey Ballantine LLP counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered on this Registration Statement (filed herewith)

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm (filed herewith)

24.1	Power of Attorney (included on Signature Page)

Item 9.	Undertakings.
a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 of Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on the 9th day of June, 2006.

ADVANCIS PHARMACEUTICAL CORPORATION
By:	/s/ Edward M. Rudnic
Edward M. Rudnic, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY
          Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby constitutes and appoints Edward M. Rudnic, Ph.D. and Robert C. Low, or either of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any or all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, including any registration statements or amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Edward M. Rudnic, Ph.D. Edward M. Rudnic, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	June 9, 2006

/s/ Robert C. Low Robert C. Low	Acting Chief Financial Officer and Vice President, Finance (Principal Financial and Accounting Officer)	June 9, 2006

/s/ James H. Cavanaugh	Director	June 9, 2006
James H. Cavanaugh, Ph.D.

/s/ R. Gordon Douglas R. Gordon Douglas, Jr., M.D.	Director	June 9, 2006

/s/ Richard W. Dugan Richard W. Dugan	Director	June 9, 2006

/s/ Wayne T. Hockmeyer Wayne T. Hockmeyer, Ph.D.	Director	June 9, 2006

/s/ Harold R. Werner Harold R. Werner	Director	June 9, 2006

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